UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 22, 2006

TELOS CORPORATION

(Exact name of registrant as specified in charter)

Maryland	1-8443	52-0880974
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principle executive offices)	(Zip Code)

(703) 724-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Telos Corporation has entered into a Settlement Agreement with SecureInfo Corporation in which the parties dismissed, with prejudice, all pending claims. As part of the Settlement Agreement, the parties have entered into various business arrangements including software licensing agreements, an OEM Agreement and a Reseller Agreement. A Joint Stipulation of Dismissal was filed on March 22, 2006 with the United States District Court for the Eastern District of Virginia.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 27, 2006

Telos Corporation

By:	/s/ Michele Nakazawa
Michele Nakazawa Chief Financial Officer